                                                                    EXHIBIT 99.3

                            PER-SE TECHNOLOGIES, INC.

                PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

                                Non-transferable

                                    GRANT TO

                             _____________________
                                   ("Grantee")

by Per-Se Technologies, Inc. (the "Company") of Restricted Stock Units (the "Units") representing the right to earn, on a one-for-one basis, shares of the Company's common stock, par value $0.01 per share ("Shares"), pursuant to and subject to the provisions of the Per-Se Technologies, Inc. 2006 Incentive Plan (the "Plan") and to the terms and conditions set forth on the following page of this Award Certificate (this "Certificate").

The target number of Shares subject to this award is ____________ (the "Target Award"). Depending on the Company's level of attainment of specified targets for Total Shareholder Return (TSR) for the three fiscal year period ending December 31, 2008, Grantee may earn up to 200% of the Target Award, in accordance with the matrices attached hereto as Exhibit A.

By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Per-Se Technologies, Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

PER-SE TECHNOLOGIES, INC.               Grant Date: May 25, 2006


By:                                     Accepted by Grantee:
    ---------------------------------                        -------------------
Its: Authorized Officer

TERMS AND CONDITIONS

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:

     (i) Total Shareholder Return means the cumulative total shareholder return on a hypothetical $100 investment in Per-Se common stock over the Performance Period, assuming reinvestment of all dividends.

     (ii) Performance Period means the three fiscal years of the Company ending on December 31, 2008.

2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will be earned, vest and become non-forfeitable in whole, in part, or not at all, as provided on Exhibit A attached hereto, on the earliest to occur of the following (in any such case, the "Vesting Date"):

     (a)  January 1, 2009, or

     (b) the termination of Grantee's employment from the Company or any Affiliate due to death or Disability, or

     (c)  the occurrence of a Change in Control, or

     (e) any earlier date as may be set forth in an employment agreement, change in control agreement or similar agreement in effect from time to time between the Company or an Affiliate and Grantee (a "Grantee Employment Agreement").

If Grantee's employment terminates prior to the Vesting Date for any reason other than Grantee's death or Disability or unless otherwise specified in Grantee's Employment Agreement, if any, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee. In addition, any Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

3. Conversion to Shares. The Units that vest will be converted to actual Shares (one Share per vested Unit) as soon as practicable after the Committee's certification of the Company's achievement over the Performance Period of the Total Shareholder Return goals set forth on Exhibit A (the "Conversion Date"). Shares will be registered on the books of the Company in Grantee's name as of the Conversion Date and delivered to Grantee as soon as practical thereafter, in certificated or uncertificated form.

4. Dividend Equivalents. If and when cash dividends or other cash distributions are paid with respect to the Shares while the Units are outstanding, the dollar amount of such dividends or distributions with respect to the number of Shares then underlying the Units will be credited by the Company to an account for Grantee, and shall be accumulated without interest ("Dividend Equivalents") until the Conversion Date. Dividend Equivalents credited to Grantee's account with respect to earned and vested Units shall be distributed to Grantee in cash on the Conversion Date for such Units. Grantee shall have no right to Dividend Equivalents accumulated with respect to Units that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by Grantee.

5. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units or in any Dividend Equivalents may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. Neither the Units nor any accumulated Dividend Equivalents may be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6. Limitation of Rights. The Units do not confer to Grantee or Grantee's Beneficiary, executors or administrators any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

7. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units or Dividend Equivalents. The withholding requirement may be satisfied, in whole or in part, at the election of the Company's corporate secretary (the "Secretary"), by withholding from the settlement of the Units Shares having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


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9. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Units, are subject to adjustment as provided in Article 10 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment agreement with Grantee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement.

10. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Per-Se Technologies, Inc., 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004; Attn: Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.


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                                    EXHIBIT A

Except as set forth below in the case of an early vesting event, the Units will be earned and will become fully vested, in whole or in part, on January 1, 2009, based on the Company's attainment of Total Shareholder Return (TSR) targets relative to the Nasdaq Composite Index for the three fiscal years ending December 31, 2008 (the "Performance Period"), as follows:

PER-SE'S TSR AS A % OF NASDAQ COMPOSITE TSR   PERCENT OF TARGET AWARD EARNED AND VESTED*
-------------------------------------------   ------------------------------------------
                150% or more                                     200%
                    140%                                         157%
                    130%                                         150%
                    120%                                         125%
                    110%                                         100%
                    100%                                          75%
                     95%                                          50%
                     90%                                          25%
                85% or less                                        0%

* Straight-interpolation is used to determine the percent of the Target Award earned and vested when actual performance is between two designated points.

EARLY VESTING EVENTS

Notwithstanding the foregoing, if prior to January 1, 2009, Grantee's employment is terminated by reason of his or her death or Disability, or if there occurs an earlier vesting event as specified in Grantee's Employment Agreement, if any, then the Units will become fully vested and nonforfeitable as of the date of such event, but conversion of the Units to Common Stock will not occur until the normal Conversion Date, and will be based on actual performance through the Performance Period.

In addition, and notwithstanding anything to the contrary in Section 14.7 of the Plan, if prior to January 1, 2009, a Change in Control of the Company occurs, then the Units will become fully vested and nonforfeitable, and the conversion of the Units to Common Stock will occur as of the effective date of such event, based on the higher of (i) actual attainment of the TSR targets as of such date or (ii) assumed attainment of the TSR at "target" level (i.e., Per-se's TSR will be deemed to be 110% of the Nasdaq Composite TSR, resulting in a 100% payout of the Target Award).


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